Exhibit 16.1

Hein & Associates LLP 1999 Broadway, Suite 4000 Denver, Colorado 80202	www.heincpa.com p 303.298.9600 f 303.298.8118

April 18, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read Bonanza Creek Energy, Inc.’s statements included under Item 4.01 of its Form 8-K filed on April 18, 2017 and we agree with such statements concerning our firm; however, we are not in a position to agree or disagree with other statements of Bonanza Creek Energy, Inc. contained therein.

/s/ Hein & Associates LLP

Hein & Associates LLP

CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS	DENVER | HOUSTON | DALLAS | ORANGE COUNTY